Exhibit 25.1
CONFORMED COPY

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1
STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

HSBC Bank USA, National Association
(Exact name of trustee as specified in its charter)

N/A	20-1177241
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)
90 Christiana Road New Castle, Delaware	19702
(Address of principal executive offices)	(Zip Code)

John J. Mazzarella, FVP
HSBC Bank USA, National Association
452 Fifth Avenue
New York, New York 10018-2706
Tel: (212) 525-1801
(Name, address and telephone number of agent for service)

LIFETIME BRANDS, INC.
(Exact name of obligor as specified in its charter)

Delaware	**11-2682486**
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
One Merrick Avenue **Westbury, NY**	**11590**
(Address of principal executive offices)	(Zip Code)

4.75% Convertible Senior Notes due 2011
(Title of Indenture Securities)

General

Item 1. General Information.

Furnish the following information as to the trustee:

(a) Name and address of each examining or supervisory authority to which it is subject.

Comptroller of the Currency, New York, NY.

Federal Deposit Insurance Corporation, Washington, D.C.

Board of Governors of the Federal Reserve System, Washington, D.C.

(b) Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2. Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None

Item 3-15. Not Applicable

Item 16. List of Exhibits

Exhibit

T1A(i)	(1)	Copy of the Articles of Association of HSBC Bank USA, National Association.
T1A(ii)	(1)	Certificate of the Comptroller of the Currency dated July 1, 2004 as to the authority of HSBC Bank USA, National Association to commence business.
T1A(iii)	(2)	Certificate of Fiduciary Powers dated August 18, 2004 for HSBC Bank USA, National Association
T1A(iv)	(1)	Copy of the existing By-Laws of HSBC Bank USA, National Association.
T1A(v)		Not applicable.
T1A(vi)	(2)	Consent of HSBC Bank USA, National Association required by Section 321(b) of the Trust Indenture Act of 1939.
T1A(vii)		Copy of the latest report of condition of the trustee (June 30, 2006), published pursuant to law or the requirement of its supervisory or examining authority.
T1A(viii)		Not applicable.
T1A(ix)		Not applicable.

(1) Exhibits previously filed with the Securities and Exchange Commission with Registration No. 333-118523 and incorporated herein by reference thereto.

(2) Exhibits previously filed with the Securities and Exchange Commission with Registration No. 333-125197 and incorporated herein by reference thereto.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, HSBC Bank USA, National Association a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 10th day of November, 2006.

HSBC BANK USA, NATIONAL ASSOCIATION

By: /s/ Anthony A. Bocchino
Anthony A. Bocchino
Vice President

Federal Financial Institutions Examination Council

Board of Governors of the Federal Reserve System
OMB Number: 7100-0036
Federal Deposit Insurance Corporation
OMB Number: 3064-0052
Office of the Comptroller of the Currency
OMB Number: 1557-0081
Expires March 31, 2007

Please refer to page i, Table of Contents, for the required disclosure of estimated burden.

1

~~Consolidated Reports of Condition and Income for~~
A Bank With Domestic and Foreign Offices—FFIEC 031

Report at the close of business June 30, 2006

(20040630)
(RCRI 9999)

This report is required by law; 12 U.S.C. §324 (State member banks); 12 USC §1817 (State nonmember banks); and 12 U.S.C. §161 (National banks).

This report form is to be filed by banks with branches and consolidated subsidiaries in U.S. territories and possessions, Edge or Agreement subsidiaries, foreign branches, consolidated foreign subsidiaries, or International Banking Facilities.

NOTE: The Reports of Condition and Income must be signed by an authorized officer and the Report of Condition must be attested to by not less than two directors (trustees) for State nonmember banks and three directors for State member and National Banks.

I, Clive Bucknall, Controller
Name and Title of Officer Authorized to Sign Report

Of the named bank do hereby declare that these Reports of Condition and Income (including the supporting schedules) have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and believe.

/s/ Joseph R. Simpson
Signature of Officer Authorized to Sign Report

8/04/06
Date of Signature

The Reports of Condition and Income are to be prepared in accordance with Federal regulatory authority instructions.

We, the undersigned directors (trustees), attest to the correctness of this Report of Condition (including the supporting schedules) and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

/s/ Sal H. Alfieri Director (Trustee)
/s/ Bernard J. Kennedy Director (Trustee)
/s/ Martin Glynn Director (Trustee)

Submission of Reports

Each Bank must prepare its Reports of Condition and Income either:

(a) in electronic form and then file the computer data file directly with the banking agencies' collection agent, Electronic Data System Corporation (EDS), by modem or computer diskette; or

b) in hard-copy (paper) form and arrange for another party to convert the paper report to automated for. That party (if other than EDS) must transmit the bank's computer data file to EDS.

For electronic filing assistance, contact EDS Call report Services, 2150 N. Prospect Ave., Milwaukee, WI 53202, telephone (800) 255-1571.

To fulfill the signature and attestation requirement for the Reports of Condition and Income for this report date, attach this signature page to the hard-copy f the completed report that the bank places in its files.

FDIC Certificate Number | 5 | 7 | 8 | 9 | 0 |
(RCRI 9030)

http://WWW.BANKING.US.HSBC.COM
Primary Internet Web Address of Bank (Home Page), if any (TEXT 4087)
(Example: www.examplebank.com)

HSBC Bank USA, NATIONAL ASSOCIATION
Legal Title of Bank (TEXT 9010)

Wilmington
City (TEXT 9130)

DE
State Abbrev. (TEXT 9200)

19801
ZIP Code (TEXT 9220)

Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation, Office of the Comptroller of the Currency

REPORT OF CONDITION

Consolidated domestic subsidiaries
HSBC Bank USA, National Association of Buffalo
Name of Bank City

in the state of New York, at the close of business June30, 2006

ASSETS

		Thousands of dollars
Cash and balances due from depository institutions:		
a. Non-interest-bearing balances currency and coin		4,629,631
b. Interest-bearing balances		6,145,365
Held-to-maturity securities		2,908,335
Available-for-sale securities		19,309,041
Federal funds sold and securities purchased under agreements to resell:		
a. Federal funds sold in domestic offices		4,077,0000
b. Securities purchased under agreements to resell		4,931,170
Loans and lease financing receivables:		
Loans and leases held for sale		6,116,861
Loans and leases net of unearned income	$ 84,944,998	
LESS: Allowance for loan and lease losses	867,319	
Loans and lease, net of unearned income, allowance, and reserve		$ 84,077,679
Trading assets		26,925,171
Premises and fixed assets		542,387
Other real estate owned		43,690
Investments in unconsolidated subsidiaries		357,362
Customers' liability to this bank on acceptances outstanding		NA
Intangible assets: Goodwill		2,089,872
Intangible assets: Other intangible assets		549,303
Other assets		6,196,133
Total assets		168,899,000

LIABILITIES

Deposits:		
In domestic offices		75,588,320
Non-interest-bearing	9,731,657	
Interest-bearing	65,856,663	
In foreign offices		29,187,619
Non-interest-bearing	933,481	
Interest-bearing	28,254,138	
Federal funds purchased and securities sold under agreements to repurchase:		
a. Federal funds purchased in domestic offices		66,100
b. Securities sold under agreements to repurchase		1,808,800
Trading Liabilities		15,534,851
Other borrowed money		23,220,941
Bank's liability on acceptances		NA
Subordinated notes and debentures		4,102,517
Other liabilities		7,129,722
Total liabilities		156,638,870
Minority Interests in consolidated Subsidiaries		450

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0
Common Stock	2,000
Surplus	10,126,461
Retained earnings	2,356,023
Accumulated other comprehensive income	-224,804
Other equity capital components	0
Total equity capital	12,259,680
Total liabilities, minority interests and equity capital	168,899,000